Exhibit 4.9(h)
                                                                  --------------

                              AMENDMENT NUMBER 8 TO
                               SECURITY AGREEMENT


     AMENDMENT NUMBER 8 TO SECURITY AGREEMENT (this Amendment), dated as of March 7, 2002 by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as seller (in such capacity, the Seller), UAFC-l CORPORATION, a Delaware corporation, as debtor (in such capacity, the Debtor), UNION ACCEPTANCE CORPORATION, an Indiana corporation (UAC), individually and in its capacity as collection agent (in such capacity, the Collection Agent), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the Company), and BANK OF AMERICA, N.A., a national banking association (Bank of America), individually and as collateral agent and agent for the Company and the Bank Investors, and as administrative agent (in such capacities, the Collateral Agent, the Agent and the Administrative Agent, respectively) amending that certain Security Agreement dated as of May 25, 2000 (the Security Agreement).

     WHEREAS, the parties hereto mutually desire to make certain amendments to the Security Agreement as hereinafter set forth.

     NOW, THEREFORE, the parties hereby agree as follows:

     SECTION 1. Defined Terms. As used in this Amendment, and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Security Agreement.

     Exhibit C of the Security Agreement is hereby amended by deleting subsection (c) and replacing it with the following:

          (c) permit its Minimum Fixed Charge Coverage Ratio for the March 31, 2002 period to be less than .50 to 1.0.

     SECTION 2. Representations and Warranties. Each of the Debtor and the Collection Agent, represent and warrant that all of its respective representations and warranties described in Sections 3.1 and 3.2 of the Security Agreement are true and correct as of the date hereof as if such representations and warranties were recited herein in their entirety.

     SECTION 3. Payment of Expenses. The Debtor agrees to pay any reasonable attorney's fees and expenses of the Agent, the Collateral Agent, the Administrative Agent and the Company in connection with the preparation, execution and delivery of this Amendment.

     SECTION 4. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Debtor, the Collection Agent, the Agent, the Administrative Agent or the Collateral Agent under the Security Agreement.

     SECTION 5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 7. Ratification. Except as expressly affected by the provisions hereof, the Security Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Security Agreement to this Agreement, hereunder, herein or words of like import shall mean and be a reference to the Security Agreement as amended by this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment Number 8 as of the date first written above.


                                       ENTERPRISE FUNDING CORPORATION,
                                          as Company



                                       By: /s/ Kevin P. Burns
                                          --------------------------------------
                                          Name:   Kevin P. Burns
                                          Title:  Vice President


                                       UAFC-1 CORPORATION,
                                          as Debtor



                                       By: /s/ Leeanne W. Graziani
                                          --------------------------------------
                                          Name:   Leeanne W. Graziani
                                          Title:  President


                                       UNION ACCEPTANCE FUNDING
                                         CORPORATION, as Seller



                                       By: /s/ Melanie S. Otto
                                          --------------------------------------
                                          Name:   Melanie S. Otto
                                          Title:

                                       UNION ACCEPTANCE CORPORATION,
                                         individually and as Collection Agent



                                       By: /s/ Rick A. Brown
                                          --------------------------------------
                                          Name:  Rick A. Brown
                                          Title:


                                       BANK OF AMERICA, N.A.,
                                         individually and as Collateral Agent
                                        and Bank Investor



                                       By: /s/ Christopher G. Young
                                          --------------------------------------
                                          Name:   Christopher G. Young
                                          Title:  Vice President